SCHEDULE 14A


                     Information Required in Proxy Statement


Reg.ss.240.14a-101

                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   |X|

Filed by a Party other than the Registrant  [ ]


Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ]   Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                        MEDICAL TECHNOLOGY SYSTEMS, INC.
       -------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


       -------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box)

|X|   No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:
      2)  Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1
      4)  Proposed maximum aggregate value of transaction:
      5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
      2)  Form, Schedule or Registration No.:
      3)  Filing Party:
      4)  Date Filed:

_____________________
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                [LETTERHEAD OF MEDICAL TECHNOLOGY SYSTEMS, INC.]


August 26, 2002


Dear Stockholder:

     You are invited to attend the Annual Meeting of Stockholders of Medical Technology Systems, Inc., which will be held at the Feather Sound Country Club, Sandpiper Room, 2201 Feather Sound Drive, Clearwater, Florida, 33762 on September 24, 2002 at 10:00 a.m., Eastern Time.

     The notice of the meeting and proxy statement on the following pages covers the formal business of the meeting. Whether or not you expect to attend the meeting, please sign, date, and return your proxy promptly in the enclosed envelope to assure your stock will be represented at the meeting. If you decide to attend the annual meeting and vote in person, you will, of course, have that opportunity.

     The continuing interest of the stockholders in the business of Medical Technology Systems, Inc., is gratefully acknowledged. We hope many will attend the meeting.

Sincerely,

/s/ Michael P. Conroy
-----------------------------
Michael P. Conroy, Secretary

                        MEDICAL TECHNOLOGY SYSTEMS, INC.
                           12920 Automobile Boulevard
                            Clearwater, Florida 33762

                                ----------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               September 24, 2002



The Annual Meeting of Stockholders (the "Meeting") of Medical Technology Systems, Inc. ("MTS") will be held at the at the Feather Sound Country Club, Sandpiper Room, 2201 Feather Sound Drive, Clearwater, Florida, 33762 on Tuesday, September 24, 2002 at 10:00 a.m., Eastern Time, for the following purposes.

1. To elect five members to the board of directors, each of who will serve until the 2003 Meeting of Stockholders;

2. To ratify the appointment of Grant Thornton LLP as MTS's independent certified public accountants for fiscal year 2003;

3. To transact such other business as may properly come before the Meeting or any adjournment of the Meeting.

The board of directors (the "Board") has fixed the close of business on August 8, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. A list of all stockholders entitled to vote at the Meeting will be available for examination at our principal executive offices located at 12920 Automobile Boulevard, Clearwater, Florida 33762, for the ten days before the Meeting between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time, and at the place of the Meeting during the Meeting.

This proxy statement, proxy card and MTS's 2002 Annual Report to Stockholders are being mailed on or about August 26, 2002. Stockholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING.

By Order of the Board of Directors,

/s/ Michael P.Conroy
----------------------------
Michael P. Conroy, Secretary



Clearwater, Florida
August 26, 2002

                        MEDICAL TECHNOLOGY SYSTEMS, INC.

                                 PROXY STATEMENT


                   MEETING AND PROXY SOLICITATION INFORMATION

                              QUESTIONS AND ANSWERS


Q:   Why did you send me this proxy statement?

A: We sent you this proxy statement and the enclosed proxy card because the Board is soliciting your proxy to vote your shares at the Meeting. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the "SEC") and which is designed to assist you in voting.


Q:   When is the Meeting and where will it be held?

A: The Meeting will be held on Tuesday, September 24, 2002 at 10:00 a.m., Eastern Time at the Feather Sound Country Club, Sandpiper Room, 2201 Feather Sound Drive, Clearwater, Florida 33762.


Q:   What may I vote on?

A:   1.   The election of five  directors to hold office until the 2003 meeting of stockholders; and

     2. To ratify the appointment of Grant Thornton LLP as our independent certified public accounts for fiscal year 2003.


Q:   How does MTS's Board recommend I vote on the proposals?

A:   The Board recommends a vote FOR the proposals.


Q:   Who is entitled to vote?

A: Only those who owned MTS stock at the close of business on August 8, 2002 (the "Record Date") are entitled to vote at the Meeting.


Q:   How do I vote?

A: You may vote your shares either in person or by proxy. Whether you plan to attend the meeting and vote in person or not, we urge you to complete the enclosed proxy card and return it promptly in the enclosed envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the proposals. You have the right to revoke your proxy at any time before the meeting by either:

     (1)  notifying  MTS's  corporate  secretary;
     (2)  voting in person; or
     (3)  returning a later-dated proxy card. Q: How many shares can vote?

A: We currently believe that as of the Record Date, MTS will have outstanding approximately 4,361,690 shares of common stock, par value $.01 per share (the "Common Stock") entitled to one vote per share and 2,000 shares of Series A Preferred Stock, par value $.0001 per share (the "Preferred Stock") entitled to one vote per share and the Preferred Stock is entitled to vote on an as if converted basis (the 2,000 shares of Preferred Stock are currently convertible into 847,457 shares of Common Stock). Except as required by applicable law and the terms of the Preferred Stock, the holders of MTS's Common Stock and Preferred Stock vote together as a single class on all matters presented to our stockholders.


Q:    What is a "quorum"?

A: A "quorum" is a majority of MTS's issued and outstanding capital stock. Stockholders may be present at the meeting or represented by duly executed proxies. There must be a quorum for the Meeting to be held and a proposal must receive more than fifty percent of the votes cast to be adopted. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention. If a broker, bank, custodian, nominee or other record holder of MTS's Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as "broker non-votes") will also be counted as present and considered part of a quorum but will not be counted in the tally of votes FOR or AGAINST a proposal.


Q:   How will voting on any other business be conducted?

A: Although we do not know of any business to be considered at the Meeting other than the proposal described in this proxy statement, if any other business is properly presented at the Meeting, your signed proxy card gives authority to Todd E. Siegel and Michael P. Conroy, or either of them, to vote on such matters in their discretion.


Q: When are the stockholder proposals for the next Meeting of Stockholders due?

A: All stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Michael P. Conroy, Corporate Secretary, Medical Technology Systems, Inc., 12920 Automobile Boulevard, Clearwater, Florida 33762, by April 28, 2003. In addition, the proxy solicited by the Board for the 2003 Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we are provided with notice of such proposal by July 14, 2003.


Q:   Who will pay for this proxy solicitation?

A: We will pay all the costs of soliciting these proxies. In addition to mailing proxy solicitation material, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.


Q:   If I need further assistance, whom should I contact?

A: Please contact Michael P. Conroy, Corporate Secretary, by mail at 12920 Automobile Boulevard, Clearwater, Florida, 33762 or by phone at (727) 576-6311.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS


     The following table sets forth, as of July 19, 2002, certain information regarding the beneficial ownership of the Common Stock by (i) each director of MTS, (ii) each executive officer named in the Summary Compensation Table, (iii) each person who is known by MTS to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, and (iv) all directors and executive officers of MTS as a group.

                       Name and Address of                        Amount and Nature of        Common Stock Voting
                      Beneficial Owner (1)                        Beneficial Ownership            Percentage
    --------------------------------------------------------     ----------------------     ----------------------
    Todd  E.  Siegel,   individually  and  through  the                1,946,533                     36.6%
    Siegel Family QTIP Trust (2)(3)

    David W. Kazarian (4)                                                 41,436                         *

    Michael P. Conroy (5)                                                226,000                      4.2%

    John Stanton (6)                                                      79,686                      1.5%

    Michael D. Stevenson (7)                                             168,188                      3.2%

    Frank A. Newman (8)                                                   25,000                         *

    All Officers and Directors as a Group (6 persons) (9)              2,486,943                     44.1%

    *Represents less than 1%

    Gerald Couture (10)
    901 Chestnut Street, Suite A
    Clearwater, FL  33756                                                342,435                      6.5%

    Eureka I, L.P. (11)
    1 Belmont Ave., Suite 401
    Bala Cynwyd, PA  19004                                             1,413,974                     24.5%

-----------------------------------------------

(1) The business address for Messrs. Siegel, Kazarian, Conroy, Stanton, Newman and Stevenson is 12920 Automobile Boulevard, Clearwater, Florida 33762.

(2) Mr. Siegel is the trustee of the Siegel Family QTIP Trust, established pursuant to the Siegel Family Revocable Trust (the "Trust"), and accordingly controls the shares of Common Stock beneficially owned by the Trust. The Trust is the managing partner of JADE Partners (the "Partnership") and accordingly controls the shares of Common Stock owned by the Partnership. Mr. Siegel owns 78,808 shares of Common Stock individually, including 1,000 shares held by his son; Mr. Siegel disclaims beneficial ownership of these 1,000 shares. The Partnership owns 1,756,125 shares of Common Stock.

(3) Includes options exercisable within 60 days of July 19, 2002, to acquire 111,600 shares of Common Stock.

(4) Includes (i) options exercisable by Mr. Kazarian within 60 days of July 19, 2002, to acquire 28,400 shares of Common Stock, and (ii) 1,250 shares of Common Stock held by his wife, Mr. Kazarian disclaims beneficial ownership of these 1,250 shares.

(5) Includes options exercisable within 60 days of July 19, 2002, to acquire 120,000 shares of Common Stock.

(6) Includes options exercisable within 60 days of July 19, 2002, to acquire 24,400 shares of Common Stock.

(7) Includes options exercisable within 60 days of July 19, 2002, to acquire 114,800 shares of Common Stock.

(8) Includes options exercisable within 60 days of July 19, 2002 to acquire 25,000 shares of Common Stock.

(9) Including options exercisable within 60 days of July 19, 2002 to acquire 424,200 shares of Common Stock.

(10) Includes options exercisable within 60 days of July 19, 2002, to acquire 88,900 shares of Common Stock. Mr. Couture is a former Officer and Director of Medical Technology Systems, Inc. Based on a Schedule 13D filed with the SEC on July 19, 1999.

(11) Includes: (i) 847,457 shares of Common Stock, subject to the conversion of 2,000 shares of Preferred Stock which are convertible within 60 days of July 19, 2002; and (ii) a warrant to acquire 566,517 shares of Common Stock, which is exercisable within 60 days of July 19, 2002. Based on a
     Schedule 13D filed with the SEC on July 8, 2002.


                                   MANAGEMENT


                        Directors and Executive Officers

     Set forth below is certain information, as of August 8, 2002, with respect to each person who is currently a director or executive officer of MTS.

                                                                                                         Year First
              Name                                                                                        Became a
                                                    Positions Held (1)                        Age         Director
  ----------------------------     ----------------------------------------------------     -------    -------------
  Todd E. Siegel                   Chairman of the Board of Directors, President               44           1986
                                     and Chief Executive Officer

  David W. Kazarian (2) (3)        Director                                                    60           1988

  Michael P. Conroy                Director, Chief Financial Officer, Vice President           54           1996
                                     and Secretary

  John Stanton (2) (3)             Director, Vice Chairman of the Board of Directors           53           1996

  Michael D. Stevenson             Vice President, Chief Operating Officer                     39

  Frank A. Newman (4)              Director - Nominee                                          53

-----------------

(1) Each director serves a one-year term that expires as of the Meeting or when his successor is duly elected and qualified.

(2)  Messrs. Kazarian and Stanton serve on MTS's Compensation Committee.

(3)  Messrs. Kazarian and Stanton serve on MTS's Audit Committee.

(4) Standing for election for the first time. It is expected that if Mr. Newman is elected that he will serve on our Audit and Compensation Committees.

     Todd E. Siegel. Mr. Siegel became our President and Chief Executive Officer in 1992 and has served as a director of MTS since 1985. Mr. Siegel served from 1988 to 1992 as Executive Vice President and Chief Operating Officer of MTS and from 1985 to 1988 as Vice President of Sales. Additionally, Mr. Siegel served as our Secretary from 1986 to 1996. See "Certain Transactions" and "Employment Agreements".

     David W. Kazarian. Mr. Kazarian has served as a director of MTS since 1988. Prior to its sale in December 1990, Mr. Kazarian and his wife owned and operated Kazarian Pharmacy. Since March 1991, Mr. Kazarian has been the founder and President of Infuserve America, Inc., a firm involved in the home health care business.

     Michael P. Conroy. Mr. Conroy has served as a director of MTS since 1996. Mr. Conroy was selected as Chief Financial Officer, Vice President and Secretary by the Board of Directors in August 1996. Prior to 1996, Mr. Conroy was President of CFO Financial Services, Inc. Mr. Conroy is a Certified Public Accountant. See "Employment Agreements".

     John Stanton. Mr. Stanton has served as a director of MTS since 1996. Since 1981, Mr. Stanton has been President of Florida Engineered Construction Products Corporation, which is a privately owned company. Mr. Stanton also serves as President of Octofoil, Inc., an entity that assists other companies with strategic planning.

     Michael D. Stevenson. Mr. Stevenson was selected as our Vice President and Chief Operating Officer in July 2000. Prior to his selection as Vice President and Chief Operating Officer, Mr. Stevenson served MTS in several capacities including General Manager. Mr. Stevenson's employment with MTS began in 1986.

     Frank A. Newman. Mr. Newman is a private investor and advisor to health care and pharmaceutical companies. From April 2000 until January 2001, Mr. Newman was President, Chief Executive Officer and a director of more.com, an Internet pharmaceutical company. Mr. Newman served in various capacities with Eckerd Corporation, a national drug store chain. From June 1993 to June 2000, Mr. Newman served as a Director of Eckerd Corporation and during the period February 1997 to June 2000, he served as Chairman of the Board. Mr. Newman also served as President and Chief Operating Officer (June 1993-February 1996) and Chief Executive Officer (February 1996 to June 2000). From January 1986 until May 1993, Mr. Newman was the President, Chief Executive Officer and a director of F&M Distributors, Inc., a retail drug store chain. Mr. Newman is also a director of Jabil Circuit, Inc., JoAnn Stores, Inc. and Direct Meds, Inc.

Compensation of Directors

     Directors, who are not otherwise employees of MTS, are paid $1,000 each quarter, a $500 fee for attending meetings and a $500 fee for attending committee meetings of the Board. In addition, for each year that an individual, who is not otherwise an employee of MTS, serves as a director, he is issued options to acquire 3,000 shares of our Common Stock at an exercise price equal to the fair market value of such shares on the date of issuance. Directors' options are issued as of the date of each annual meeting of directors. Directors must serve until the next annual meeting of stockholders to vest their options issued in the prior year and the options expire 10 years from their issuance date. In addition, in April 2001, Mr. Stanton was granted options to purchase 20,000 shares of Common Stock exercisable at $1.50 and Mr. Kazarian was granted options to purchase 10,000 shares of Common Stock exercisable at $1.50. The additional options were granted for additional services provided to MTS related to the disposition of the discontinued operations of MTS during the fiscal year ended March 31, 2001.

                                               2002 Stock Option Grants to Non-Employee Directors
                                ------------------------------ -- ---------------------- -- ---------------------
             Name                    Number of Securities               Exercise or            Expiration Date
                                  Underlying Options Granted            Base Price
  --------------------------    ------------------------------    ----------------------    ---------------------
  John Stanton                             20,000                         $1.50                   04/1/11
  David W. Kazarian                        10,000                         $1.50                   04/1/11


          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT


     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of our Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and ten-percent stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

     Based solely on our review of the copies of such reports received by us, and written representations from certain reporting persons that no SEC Forms 3, 4, or 5 were required to be filed by those persons, we believe that during fiscal year 2002, our officers, directors and ten percent beneficial owners timely complied with all applicable filing requirements.

Independent Auditors

     Our consolidated financial statements for the year ended March 31, 2002, have been audited by Grant Thornton LLP, independent auditors. The Board has selected Grant Thornton LLP as the independent auditor to perform our audit for the current year ending March 31, 2003. A representative of Grant Thornton LLP is expected to be present at the annual meeting of stockholders in order to respond to appropriate questions and to make any other statement deemed appropriate.

     Audit Fees
     ----------

     The aggregate fees billed by Grant Thornton LLP for professional services rendered in connection with the audit of our financial statements included in our Annual Report on Form 10-K for fiscal year 2002, as well as for the review of our financial statements included in our Quarterly Reports on Form 10-Q during fiscal year 2002 totaled $67,000.

     Financial Information Systems Design and Implementation Fees
     ------------------------------------------------------------

     No fees were billed by Grant Thornton LLP for information technology services during fiscal year 2002.

     All Other Fees
     --------------

     We were billed $20,772 by Grant Thornton LLP for professional services rendered during fiscal year 2002 other than fees for services referenced in the above captioned "Audit Fees" and "Financial Information Systems Design and Implementation Fees."

     The Board considered whether provision of the above non-audit services is compatible with maintaining such firm's independence and satisfied itself as to Grant Thornton LLP's independence.


                             EXECUTIVE COMPENSATION


     Summary Compensation Table. The table below sets forth certain information concerning the compensation paid to: (1) the Chief Executive Officer; and (2) the two other most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 during fiscal year 2002 (the "Named Executive
Officers"). No other executive officer received total annual compensation in excess of $100,000.

                                                                                 Annual Compensation
                                                                  --------------------------------------------------
                    Name and                          Fiscal          Salary        SAR / Bonus       Securities
               Principal Position                      Year             ($)                           Underlying
                                                                                                     Options/SARs
-------------------------------------------------  -------------  ---------------  -------------  ------------------
 Todd E. Siegel                                        2002             $227,716       $52,416           8,000  (1)
   President and Chief Executive Officer               2001             $214,793       $50,868           8,000  (1)
                                                       2000             $209,457       $21,016           8,000  (1)

 Michael P. Conroy                                     2002             $148,282       $34,944         150,000
   Vice President and Chief Financial Officer          2001             $136,160       $34,137          60,000
                                                       2000             $130,508       $18,021               0

 Michael D. Stevenson                                  2002             $134,884       $62,652         150,000
   Vice President and Chief Operating Officer          2001             $124,691       $31,500          20,000
                                                       2000             $108,955       $32,000               0

-------------------

(1) Consists of options Mr. Siegel received to purchase 8,000 shares of MTS's Common Stock per year pursuant to a long-term incentive agreement (see "Employment Agreement").

Option/SAR Grants During Fiscal Year 2002.

     The table below sets forth information concerning grants of stock options and SAR grants to the Named Executive Officers for fiscal year 2002:

                                                                                             Potential Realizable
                                                                                           Value At Assumed Annual
                           2002 Stock Option/SAR Grants (1)                                  Rates of Stock Price
                                                                                               Appreciation for
                                                                                               Option Term (2)
----------------------------------------------------------------------------------------  ---------------------------
                             Options /     Percent of 2002     Exercise      Expiration      Assumed       Assumed
          Name                 SARs         Options/SARs       or Base          Date           Rate         Rate
                             Granted        Granted to          Price                           5%           10%
                                             Employees
------------------------    ----------    ----------------    ----------    -----------    ----------    -----------
Todd E. Siegel                 8,000              .8%             $2.55        03/31/12     $ 12,829       $ 35,512
Michael P. Conroy            150,000            16.3%             $1.50        04/01/11     $ 141,501      $ 358,592
Michael D. Stevenson         150,000            16.3%             $1.50        04/01/11     $ 141,501      $ 358,592

-------------------------

(1) Messrs. Conroy and Stevenson were granted options pursuant to the Medical Technology Systems, Inc. Stock Option Plan and are subject to the terms of this plan. As long as each optionee maintains continuous employment with us, all of the options with an expiration date in 2011 vest according to the following schedule: end of year 1-33%; end of year 2-33%; and end of year 3-33%. Mr. Siegel was granted options pursuant to the Executive Stock Appreciation Rights and nonqualified stock option plan and these options are subject to the term of this Plan. The options vest immediately upon issuance.

(2) Potential gains are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if they were exercised at the end of the option term. The assumed 5% and 10% rates of stock appreciation are based on appreciation from the exercise price per share. These rates are provided in accordance with the rules of the SEC and do not represent our estimate or projection of our future common stock price. Actual gains, if any, on stock option exercises are dependent on our future financial performance, overall stock market conditions and the option holder's continued employment through the vesting period.

Option Exercises During Fiscal Year 2002 and Fiscal Year End Option Values

     The following table sets forth information concerning options held by the executive officers at the end of fiscal year 2002.

                                                          Number of Securities             Value of Unexercised
                                                         Underlying Unexercised                In-The-Money
                                                              Options/SARS                     Options/SARS
                                                            at March 31, 2002               at March 31, 2002

                                                                   (#)                             ($)
                                                      -----------------------------    ----------------------------
         Name               Shares        Value
                           Acquired      Realized
                          on Exercise                 Exercisable    Unexercisable     Exercisable   Unexercisable

                              (#)           ($)
----------------------    ----------    ----------    -----------    --------------    -----------   --------------
Todd E. Siegel                 0            0           111,600               0          59,712               0
Michael P. Conroy              0            0           120,000         100,000          99,200         110,000
Michael D. Stevenson           0            0           114,800         100,000          73,400         110,000

-------------------------------

(1) The closing price for MTS's Common Stock as reported on the OTCB Bulletin Board on July 19, 2002, was $2.52. Value of unexercisable and exercisable options is calculated on the basis of the difference between the option/SAR exercise price and $2.60, the closing price for MTS's common stock on March 31, 2002, multiplied by the number of shares of MTS common stock to which the exercise relates.

Equity Compensation Plan Information

     The following table provides information about our common stock that may be issued upon the exercise of options, warrants, rights and restricted stock under all of our existing equity compensation plans as of March 31, 2002, including the Medical Technology Systems, Inc. 401K Plan, the Medical Technology Systems, Inc. Employee Stock Option Plan, and the Executive Stock Appreciation Rights and Nonqualified Stock Option Plan.

                                                                                              Number of Securities
                                   Number of Securities to         Weighted Average         Remaining Available for
                                   be Issued Upon Exercise         Exercise Price of         Future Issuance Under
         Plan Category             of Outstanding Options,       Outstanding Options,      Equity Compensation Plans
                                     Warrants, Rights and        Warrants, Rights and        (Excluding Securities
                                     Restricted Stock (a)        Restricted Stock (b)       Reflected in Column (a)
------------------------------    -------------------------    ------------------------    -------------------------
Equity Compensation Plans
Approved by Stockholders                 1,449,806                      $2.04                      286,000

Equity Compensation Plans Not
Approved by Stockholders                     0                            0                           0


Employment Agreements

     Effective September 1, 1999, MTS entered into an Employment Agreement with Mr. Siegel (the "Siegel Employment Agreement"). The Siegel Employment Agreement is for a five-year term. Mr. Siegel's base salary for the period September 1, 1999 through August 31, 2000, was $210,000, and that amount increases 4% per year to approximately $246,000 for the fifth year of his agreement ending August 31, 2004. The Siegel Employment Agreement also provides, among other things, that Mr. Siegel is entitled to an annual bonus equal to 3% of MTS's net income after taxes and further provides that Mr. Siegel may elect to receive compensation in the form of restricted Common Stock in lieu of cash. Such stock is valued at sixty percent (60%) of the closing bid price of our Common Stock on the date of the election. The Siegel Employment Agreement also provides for severance payments equal to a lump sum payment of 299% of his then current base salary in the event of (i) a change of control and a subsequent termination without cause of Mr. Siegel or (ii) a material reduction in his compensation. The Siegel Employment Agreement contains a restrictive covenant not to compete, solicit or disclose confidential information during the term of the agreement.

     MTS and Mr. Siegel entered into an Executive Stock Appreciation Rights and Non-Qualified Stock Option Agreement (the "Long-Term Incentive Agreement") in 1995 to provide for the long-term incentive of Mr. Siegel and the alignment of his interest with those of our stockholders. The Long-Term Incentive Agreement grants Mr. Siegel a stock appreciation right ("SAR") equal to 3.25% of the incremental increase in the value of MTS between successive fiscal years. Originally, value was defined to mean the difference between the total market capitalization of MTS between successive fiscal year ends. In October 2000, the Long-Term Incentive Agreement was amended by establishing a floor value of the total market capitalization of MTS. The floor value is the highest total market capitalization at the end of any fiscal year. The amendment further provided that the incremental increase in the value of MTS would be defined as the difference between the total market capitalization of MTS at the end of each fiscal year and the floor value at the beginning of the same fiscal year. The total market capitalization means the total number of shares of Common Stock outstanding multiplied by the closing price of the Common Stock traded on the NASD OTC Bulletin Board or other quotation service. The amount payable to Mr. Siegel under the Long-Term Incentive Agreement for fiscal 2002 was $143,000.

     Mr. Siegel has the option of receiving his rights to the SARs in the form of cash or MTS's Common Stock equal to the cash value. The shares of Common Stock issued to Mr. Siegel are valued at one-half of the fair market value of our Common Stock as of March 31 in the year for which the SARs are granted (the "Valuation Date"). In the event of a change of control or sale of MTS's business, Mr. Siegel's rights under his SARs accelerate and immediately vest. Pursuant to the Long-Term Incentive Agreement, MTS granted Mr. Siegel the right to acquire up to 8,000 shares of its Common Stock on an annual basis at a purchase price equal to the fair market value of such shares as of the end of each fiscal year during the term of this agreement. The options are non-qualified and have a ten-year term.

     Effective March 2, 2001, we entered into an Employment Agreement with Mr. Michael P. Conroy, our Chief Financial Officer. The Employment Agreement is for a five-year term. Mr. Conroy's base salary for the period March 2001 through February 2002 was $148,720 and that amount increases 4% per year to approximately $174,000 in the year ending February 2006. The Employment Agreement provides, among other things, that Mr. Conroy is entitled to an annual bonus equal to 2% of MTS's net income after taxes and further provides that Mr. Conroy may elect to receive compensation in the form of our restricted Common Stock in lieu of cash. Such stock is valued at sixty percent (60%) of the closing bid price of MTS's stock on the date of the election. The Employment Agreement also provides for severance payments equal to a lump sum payment of 299% of his then current base salary in the event of (i) a change of control and a subsequent termination without cause of Mr. Conroy or (ii) a material reduction in his compensation. In January 2001, Mr. Conroy elected to receive 50,000 shares of Common Stock in lieu of cash payable during the remaining term of his Employment Agreement in the amount of $18,750. The shares of Common Stock were issued to Mr. Conroy in May 2001. Mr. Conroy has entered into an agreement with MTS, which prohibits him from selling the shares during the term of his Employment Agreement unless there is a change in control of MTS.

Compensation Committee Interlocks and Insider Participation

     During fiscal year 2002, our Board performed the equivalent function of a compensation committee and consisted of Messrs. Siegel, Kazarian, Conroy and Stanton. Subsequent to fiscal year 2002, a Compensation Committee consisting of Messrs. Stanton and Kazarian was established and if Mr. Newman is elected he will serve on the Compensation Committee. During fiscal year 2002, Mr. Siegel served as our Chief Executive Officer and President, and Mr. Conroy served as our Chief Financial Officer and Vice President.

                              CERTAIN TRANSACTIONS


     Harold B. Siegel was the inventor of the patents and other proprietary rights for the equipment and processes that MTS uses and sells. The Siegel Family QTIP Trust, established pursuant to the terms of the Siegel Family Revocable Trust (the "Trust"), is the assignee of all such proprietary and patent rights used in MTS's business. In October 1986, MTS was granted rights to an exclusive perpetual license from the Trust to utilize the know-how and patent rights assigned to the Trust by Harold B. Siegel in the manufacture and sale of MTS's medication dispensing systems.

     The license granted to MTS by the Trust may only be terminated by the Trust in the event MTS: (i) ceases to utilize the know-how created by the Trust; (ii) defaults in making any royalty payment and fails to remedy such default within 40 days after written notice by the Trust; or (iii) becomes insolvent, makes any assignment for the benefit of creditors, is adjudged bankrupt, or if a receiver or trustee of MTS's property is appointed. Under such circumstances, the license will automatically terminate. In addition, the Trust has granted MTS the right to sublicense the rights granted under the license agreement between MTS and the Trust.

     The Trust was originally entitled to receive a royalty of 2% of the gross revenues realized from the sale of MTS's products. The license agreement further provided that the Trust would waive any royalty fees owed by MTS in the event MTS did not generate a pretax profit in any fiscal year.

     In September 1990, MTS, the Trust and Harold B. Siegel entered into an agreement whereby MTS issued the Trust 1,500,000 shares of Common Stock and the Trust and Harold B. Siegel agreed to reduce future royalties due under the license agreement from 2% to 1%. For fiscal year 2002, MTS paid $62,400 to the Trust for royalties. In addition, royalties of $494,000 due for fiscal years prior through March 31, 2002 were unpaid at March 31, 2002.

     MTS has entered into indemnification agreements with each of its directors, including Mr. Siegel. The indemnification agreements authorize indemnification of such directors to the full extent authorized or permitted by law.

     Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.


Board Compensation Committee Report on Executive Compensation

     The Board of  Directors,  which  acted as our  compensation  committee  for fiscal  year  2002,  believes  strongly  that  performance  and,  in  turn,  the maximization of stockholder value, depends to a significant extent on the establishment of a close alignment between the financial interest of stockholders and those of our employees, including senior management. Compensation programs are designed to encourage and balance the attainment of short-term operational goals and long-term strategic initiatives.

     The Board of Directors believes that employees' ownership of a significant equity interest in MTS is a major incentive in building stockholder wealth and aligning the long-term interests of management and stockholders. The Board of Directors believes MTS has evolved to a point that establishment of an integrated plan that allows all employees to participate in the future growth of MTS is essential to retain and attract qualified personnel.

     Compensation Philosophy: MTS's executive compensation program is designed to: (1) provide fair compensation to executives based on their performance and contributions to MTS; (2) provide incentives to attract and retain key executives; and (3) instill a long-term commitment to MTS and develop pride and a sense of Company ownership, all in a manner consistent with shareholders' interests.

     The Compensation Committee sets the salaries of MTS, President, Chief Executive Officer, and Chairman of the Board of Directors. As a part of its oversight of the Company's compensation programs, the Committee also reviewed the salaries paid to certain other senior MTS executives.

     The executive officers' compensation package has three main parts: (1) base salary, which is reviewed annually; (2) equity compensation consisting of stock options and, for certain executives, restricted stock; and (3) incentive payments under the MTS's Management Bonus Plan, which may be earned annually depending on the Company's profits. Company executives also participate in the Company's 401(k) Plan.

     Base Salary: Base salaries of Company executives are based on MTS's performance for the prior fiscal year and upon a subjective evaluation of each executive's contribution to that performance. In evaluating overall Company performance, the primary focus is on MTS's financial performance for the year as measured by net income and total sales. Other criteria, including equal employment performance and whether MTS conducts its operations in accordance with the business and social standards expected by its associates, shareholders and the communities in which it operates are also considered.

     Equity Participation: Stock options are granted from time to time under MTS's Employee Stock Option Plan in order to link executives' compensation to the long-term financial success of MTS. Options are generally priced at 100% of the closing price of MTS stock on the day of grant. They typically vest over a three-year period from the date of grant. In addition to stock options, certain executives may elect to receive restricted stock in lieu of cash compensation pursuant to the terms of their respective Employment Agreements.

     MTS compensates Mr. Siegel, our Chief Executive Officer, in accordance with two agreements, the Employment Agreement and the Long-Term Incentive Agreement. See "Executive Compensation-Employment Agreements". During the year ended March 31, 2002, Mr. Siegel received a salary of $227,716 and a bonus of $52,416 pursuant to the Employment Agreement. In accordance with the terms of the Long-Term Incentive Agreement, Mr. Siegel received options to acquire 8,000 shares of Common Stock. In addition, Mr. Siegel is entitled to receive $143,000 based upon a formula that rewards him for his contribution to the increase in the total equity value of MTS during the year ended March 31, 2002. The Board of Directors believes that compensation under the Long-Term Incentive Agreement is consistent with the Board of Directors' policy of aligning the long-term interests of management and stockholders.

     The Securities and Exchange Commission requires compensation committees of public companies to state their compensation policies with respect to the recently enacted federal income tax laws that limit to $1 million the deductibility of compensation paid to executive officers named in proxy statements of such companies. In light of the current level of compensation for MTS's named executive officers, the Compensation Committee has not adopted a policy with respect to the deductibility limit, but will adopt such a policy should it become relevant.

Board of Directors

Todd E. Siegel
David W. Kazarian
Michael P. Conroy
John Stanton


                             AUDIT COMMITTEE REPORT


     MTS's Audit Committee was composed of three directors, one of whom is independent, as defined by the applicable provisions of the American Stock Exchange Company Guide. The Board of Directors has adopted a written charter for the Audit Committee, which is included with this proxy statement as Appendix A. The Audit Committee assists the Board in general oversight of MTS's financial accounting and reporting process, system of internal control and audit process.

     MTS's management has primary responsibility for preparing MTS's financial statements and its financial reporting process. MTS's independent certified public accountants, Grant Thornton LLP, are responsible for auditing MTS's financial statements and for expressing an opinion whether MTS's audited financial statements present fairly, in all material respects, our financial position, results of operations and cash flows, in conformity with accounting principles generally accepted in the United States of America.

     In this context, the Audit Committee reports as follows:

     1. The Audit Committee has reviewed and discussed the audited financial statements with MTS's management.

     2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Audit Standards AU
          380) Communications with Audit Committees.

     3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountants their independence. The Audit Committee has considered whether the provision of other non-audit services is compatible with the independent auditors' independence, and satisfied itself as to the auditors' independence.

     4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to MTS's Board of Directors that the audited financial statements be included in MTS's Annual Report on Form 10-K for the fiscal year ended March 31, 2002, for filing with the Securities and Exchange Commission.


Submitted by the Audit Committee
Michael P. Conroy
Todd E. Siegel
John Stanton

                                PERFORMANCE GRAPH



     The following graph is a comparison of the cumulative total returns for MTS's Common Stock as compared with the cumulative total return for the NASDAQ Index 100 Financial Value and the average performance of a group consisting of corporations with a similar market capitalization. The corporations making up this group are Sobieski BNCP, Flamemaster Corporation and Nitches, Inc. Company selected a group of corporations with a similar market capitalization because there is no public information available with respect to companies in the same line of business or peer issuers of publicly traded securities. The cumulative return of MTS was computed by dividing the difference between the price of MTS's Common Stock at the end and the beginning of the measurement period (March 31, 1997 to March 31, 2002) by the price of MTS's Common Stock at the beginning of the measurement period. The total return calculations are based upon an assumed $100 investment on March 31, 1997.

                                   ------------- ------------ ------------ ------------ ------------ ------------
                                      3/31/97       3/31/98      3/31/99      3/31/00      3/31/01      3/31/02
    ------------------------------ ------------- ------------ ------------ ------------ ------------ ------------

       Medical Technology               100           68           34           56          107          186
    ------------------------------ ------------- ------------ ------------ ------------ ------------ ------------
       NASDAQ Index 100                 100          150          203          374          151          183
    ------------------------------ ------------- ------------ ------------ ------------ ------------ ------------
       Similar Market Cap               100          139          105          138          125          127
    ------------------------------ ------------- ------------ ------------ ------------ ------------ ------------

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The Board consists of only one class of directors. The current terms of the four directors standing for election, Todd E. Siegel, David W. Kazarian, Michael
P. Conroy and John Stanton, expire in 2002. We have an additional nominee, Frank
A. Newman, standing for election to fill the recently added seat to our Board. Each director has been nominated to stand for election at the Meeting for a term ending in 2003, or until his successor has been duly elected and qualified. Information concerning each of the nominees is set forth under the caption "Management-Directors and Executive Officers".

Information About the Board of Directors and Committees

     The full Board considers all major decisions. However, the Board has established the following two standing committees so that certain important areas can be addressed in more depth than may be possible in a full Board meeting:

o Compensation Committee. The Compensation Committee reviews and approves compensation plans covering executive officers and other key management employees; reviews the competitiveness of our total compensation practices; determines the annual base salaries and incentive awards to be paid to executive officers and approves the annual salaries of all executive officers and certain other key management employees; and reviews and approves hiring and severance arrangements with executive officers. The members are Messrs. Kazarian and Stanton. We currently intend to add Mr. Newman to the Compensation Committee upon his election to the Board. The Compensation Committee held one meeting in fiscal year 2002.

o Audit Committee. The Audit Committee assists the Board in fulfilling its responsibility for the safeguarding of assets and oversight to the quality and integrity of our accounting and reporting practices and such other duties as directed by the Board. The Audit Committee recommends to the Board the selection and retention of the independent accountants who audit our financial statements; reviews our financial statements with management and the independent auditor; periodically discusses with management and the auditors the quality and adequacy of our internal controls; discusses with the independent auditors their independence from management and MTS, including the matters in the written disclosures required by the Independence Standards Board; considers the compatibility of non-audit services with the auditor's independence; and periodically reports on the Audit Committee's activities to our full Board and issues a summary report. The current members are Messrs. Stanton and Kazarian. We currently intend to add Mr. Newman to the Audit Committee upon his election to the Board. The Audit Committee held four meetings in fiscal year 2002. Upon the addition of Mr. Newman, the Audit Committee will be comprised of three independent directors within the meaning of Section 121 of the American Stock Exchange Company Guide. The Audit Committee's responsibilities are more fully set forth in a written charter, that was approved by the audit committee on January 19, 2002. A copy of the charter is attached as Appendix A to this proxy statement.

     MTS does not have a nominating committee that function is performed by the entire Board. The Board met four times during 2002. Each director attended at least 75% of the total number of meetings of the Board and Committees upon which he served.

     Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy FOR the election of these nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board, which has no reason to believe that any of the nominees named will be unable or unwilling to serve if elected. The Board unanimously recommends a vote FOR each of the nominees for election as a director.

               PROPOSAL 2 - RATIFY THE APPOINTMENT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT


     MTS's Board has appointed Grant Thornton LLP ("Grant Thornton") as independent accountants to audit the consolidated financial statements of MTS for the year ending March 31, 2002. Representatives of Grant Thornton are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by stockholders. MTS has not had any changes in or disagreements with its independent accountants or accounting or financial disclosure issues. The Board unanimously recommends a vote FOR the ratification of the appointment of Grant Thornton as MTS's independent certified public accountant for fiscal year 2003.


                 PROPOSALS OF STOCKHOLDERS FOR THE NEXT MEETING


     Stockholders interested in presenting a proposal for consideration at our 2003 Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and our bylaws. To be eligible for inclusion, stockholder proposals must be received by our corporate secretary no later than April 28, 2003. In addition, the proxy solicited by our Board for the 2003 Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we are provided with notice of such proposal by July 14, 2003.

                                  OTHER MATTERS


     As of the date of this proxy statement, MTS knows of no other business to be considered at the Meeting. If any other business is properly presented, your signed proxy card gives authority to Todd E. Siegel and Michael P. Conroy, or either of them, to vote on such matters in their discretion.

     MTS will provide to any stockholder, upon the written request of any such person, a copy of MTS's Annual Report on Form 10-K, including the financial statements and the schedules thereto, for its fiscal year ended March 31, 2002, as filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. All such requests should be directed to Michael P. Conroy, Secretary, Medical Technology Systems, Inc., 12920
Automobile Boulevard, Clearwater, Florida 33762. No charge will be made for copies of such annual report; however, a reasonable charge for the exhibits will be made.


By Order of the Board of Directors,

/s/ Michael P. Conroy
----------------------------
Michael P. Conroy, Secretary



Clearwater, Florida
August 26, 2002

                        Medical Technology Systems, Inc.
                           12920 Automobile Boulevard
                            Clearwater, Florida 33762

                                      PROXY

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Todd E. Siegel and Michael P. Conroy or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of Common Stock of Medical Technology Systems, Inc. held of record by the undersigned on August 8, 2002, at the annual meeting of stockholders to be held on September 24, 2002 or any adjournment thereof.

1. ELECTION OF DIRECTORS  [ ] FOR the nominees listed    [ ] WITHHOLD AUTHORITY
                              below (except as marked        to vote for the
                              to the contrary below)         nominees listed
                                the contrary below)          below


(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

      Todd E. Siegel, Michael P. Conroy, David W. Kazarian, John Stanton,
                                Frank A. Newman

1. Proposal to ratify the appointment of Grant Thornton LLP as the MTS's independent Certified Public Accountants for fiscal year 2003.

     [ ]  FOR                 [ ]  AGAINST                     [ ]  ABSTAIN


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                   (Continued and to be signed on other side)

                           (Continued from other side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

[ ] Please check if you plan to attend the meeting.

                                         Dated:  ________________________, 2002


                                         ______________________________________
                                                       Signature

                                         ______________________________________
                                                       Print Name

                                         ______________________________________
                                                Signature if held jointly

                                         ______________________________________
                                                       Print Name

                    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


          PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE

                                                                      Appendix A
                        CHARTER OF THE AUDIT COMMITTEE OF
                        MEDICAL TECHNOLOGY SYSTEMS, INC.

ROLE AND INDEPENDENCE

     The audit committee of the board of directors of Medical Technology Systems, Inc. (the "Company") assists the board in fulfilling its responsibility for the safeguarding of assets and oversight to the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the board. Members of the audit committee shall be elected annually by the full board and shall hold office until the earlier of: (1) the election of their respective successors (2) the end of their service as a director of the Company (whether through resignation, removal, expiration of term or death); or (3) their resignation from the committee. The full board shall designate one member as the chairman. The membership of the audit committee shall consist of at least three independent directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with their individual exercise of independent judgment. No person shall be deemed independent if he is an employee of the Company. The audit committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accounts, the internal auditors, and management of the Company. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. This charter shall be reviewed annually for possible revision.


RESPONSIBILITIES

     The audit committee's primary responsibilities shall be:

     An annual recommendation to the board for the selection and retention of the independent accountant who audits the financial statements of the Company. In so doing, the audit committee will discuss and consider the independent accountant's written affirmation that it is in fact independent, will discuss the nature and rigor of the audit process, receive and review all reports and will provide to the independent accountants full access to the audit committee (and the board) to report on any and all appropriate matters.

     Provision of guidance and oversight to the internal audit function of the Company (if any) including review of the organization, plans and results of such activity.

     Review of financial statements and any other material financial information provided to any regulatory agency with management and the independent accountant. It is anticipated that these discussions may include quality of earnings, discussions of significant items subject to estimate, consideration of the suitability of accounting principles, audit adjustments (whether or not recorded) and such other inquiries as may be deemed appropriate by the audit committee. The audit committee may delegate the review of a quarterly or other interim report to its chairman or another member.

     Periodic discussion with management and the auditors of the quality and adequacy of the Company's internal controls.

     Periodic discussion with management and outside counsel of the status of pending litigation, taxation matters and disclosures under applicable securities laws or other areas of special concern, as may be deemed appropriate by the committee.

     Periodic  reporting  on audit  committee  activities  to the full board and
issuance  annually  of  a  summary  report  (including   appropriate   oversight
conclusions) that may be suitable for submission to the shareholders.